UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  September 19, 2011 (September 14, 2011)

Lone Star Gold, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Nevada	333-159561	45-2578051
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 Americas Parkway NE, Suite 200, Albuquerque, NM  87110
 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (505) 563-5828

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 Unregistered Sales of Equity Securities.

On September 14, 2011, Lone Star Gold, Inc. (the “Company”) completed a private placement of 238,095 shares of common stock, $0.001 par value per share, of the Company (“Common Stock”), to North American Gold Corp., a company formed under the laws of the Marshall Islands (“North American”). The Company sold the shares at a price of $0.84 per share, resulting in total proceeds of $200,000 to the Company.  The sale of the shares to North American represents the first sale of Common Stock under an Investment Agreement between the Company and North American, which was previously disclosed on the Company’s Current Report on Form 8-K filed with the Commission on August 29, 2011 (the “Investment Agreement”).

The proceeds will be used to fund the exploration and development of gold and silver mining concessions in the La Candelaria project in Chihuahua, Mexico, according to a work plan established for the project.  The concessions to be explored are held by a Mexican company in which the Company has a majority ownership interest. Further information regarding the exploration program is contained in the Company’s press release attached hereto as Exhibit 99.4.

In addition, on September 15, 2011, the Company issued 300,000 shares of Common Stock to Homero Bustillos Gonzalez (“Gonzalez”), a resident of Mexico. The shares were issued to satisfy the Company’s obligations as set forth in an Assignment Agreement dated August 17, 2011 (the “Assignment Agreement”) between the Company, Gonzalez and American Gold Holdings, Ltd., a company organized under the laws of the British Virgin Islands (“American Gold”), pursuant to which the Company assumed the obligations of American Gold under an Option Agreement regarding the gold and silver mining concessions in the La Candelaria project.  The Assignment Agreement was filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on August 22, 2011.

Neither the issuance of the 238,095 shares of Common Stock to North American, nor the issuance of the 300,000 shares of Common Stock to Gonzalez, was registered under the Securities Act of 1933. Instead, each private placement was completed in reliance upon an exemption from registration pursuant to Regulation S promulgated under the Securities Act of 1933. Each of North American and Gonzalez has represented to the Company that each is not a “US person” as defined in Regulation S, and that each is acquiring the securities issued by the Company for investment purposes only and not with a view towards distribution.  The shares of Common Stock issued to North American and to Gonzalez will be “restricted securities” and any subsequent resale or transfer of those shares will have to be made pursuant to an exemption or registration under the Securities Act of 1933, as amended.

Item 8.01. Other Events.

On September 19, 2011, the Company issued a press release providing additional information regarding the geological exploration program that the Company developed for the La Candelaria project in the state of Chihuahua, Mexico.  Through a subsidiary, the Company owns a 70% working interest in 8 mining concessions located in the La Candelaria region.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.4	Press release dated September 19, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONE STAR GOLD, INC.

Date: September 19, 2011	By:	/s/ Dan Ferris
President, Treasurer and Secretary